Exhibit 99.1

HPT DECLARES PRIME IN DEFAULT

Newton, MA (July 2, 2003): Hospitality Properties Trust (NYSE: HPT) today sent notices of default to Prime Hospitality Corp. (NYSE: PDQ) because Prime failed to pay rent due to HPT on July 1, 2003.

HPT owns 24 AmeriSuites Hotels (2,929 keys) located in 14 states which are leased to a subsidiary of Prime. HPT also holds a guaranty for the lease obligation. The lease and the guaranty are secured by deposits totaling $42.1 million. In addition, Prime’s obligation to maintain these hotels is partially secured by a reserve account and in which there was approximately $4.2 million on deposit on May 31, 2003. The notices of default sent by HPT earlier today state that HPT intends to retain the security and guaranty deposits and to take control of the improvement reserve account.

The rent due to HPT from Prime, net of interest previously credited to Prime on the deposits, is $1,982,900/month.

Prime’s management and franchise arrangements for these 24 hotels are subordinated to the lease obligations to HPT. Accordingly, HPT has the right to install a new manager and to re-brand these hotels. HPT intends to meet with Prime in the near future and it has not determined whether to change the management of these hotels or their brand.

Hospitality Properties Trust is a real estate investment trust headquartered in Newton, Massachusetts, which owns 267 hotels located throughout the United States.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT BELIEFS AND EXPECTATIONS BUT THEY ARE NOT GUARANTEED TO OCCUR. FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT HPT HAS NOTIFIED PRIME THAT PRIME IS IN DEFAULT OF ITS LEASE OBLIGATIONS, THAT HPT WILL RETAIN THE SECURITY AND GUARANTY DEPOSITS WHICH HPT HOLDS AND THAT HPT INTENDS TO TAKE CONTROL OF THE IMPROVEMENT RESERVE ACCOUNT FOR THE 24 AMERISUITES HOTELS. HOWEVER, PRIME MAY ASSERT THAT IT IS NOT IN DEFAULT OR THAT IT CAN CURE THE DEFAULT AND THAT HPT MAY NOT RETAIN DEPOSITS OR CONTROL THE IMPROVEMENT RESERVE ACCOUNT. ALSO, THE IMPROVEMENT RESERVE ACCOUNT IS DEPOSITED IN A FINANCIAL INSTITUTION WHICH MAY REFUSE TO ACCEPT HPT’S CONTROL OF THIS ACCOUNT.

•                  THIS PRESS RELEASE IMPLIES THAT THE DEPOSITS AND THE RESERVE ACCOUNT MAY BE SUFFICIENT TO COMPENSATE HPT FOR LOST RENT OR OTHER DAMAGES HPT MAY INCUR AS A RESULT OF PRIME’S DEFAULT. HOWEVER, HPT HAS NOT ESCROWED THE SECURITY AND GUARANTY

DEPOSITS; AND, ACCORDINGLY, HPT’S RETAINING THESE DEPOSITS WILL RELIEVE HPT OF ITS REPAYMENT OBLIGATIONS BUT IT WILL NOT PROVIDE CASH TO HPT. ALSO, THE DAMAGES WHICH HPT MAY INCUR MAY BE GREATER THAN THESE DEPOSITS AND THOSE EXCESS DAMAGES MAY NOT BE COLLECTABLE FROM PRIME OR OTHERWISE. SIMILARLY, THE IMPROVEMENT RESERVE ACCOUNT MAY BE INSUFFICIENT TO PAY FOR NECESSARY REPAIRS AT THE 24 HOTELS.

•                  THIS PRESS RELEASE STATES THAT HPT INTENDS TO MEET WITH PRIME AND IMPLIES THAT A SETTLEMENT OF THE DEFAULT MAY BE NEGOTIATED. PRIME MAY REFUSE TO MEET WITH HPT AND, IF A MEETING DOES OCCUR, HPT AND PRIME MAY BE UNABLE TO REACH A SETTLEMENT OF THE DEFAULT.

•                  THIS PRESS RELEASE STATES THAT HPT MAY CHANGE THE MANAGEMENT AND BRAND OF THESE 24 HOTELS. PRIME MAY DISPUTE HPT’S RIGHT TO MAKE THESE CHANGES. ALSO, IT IS POSSIBLE THAT HPT MAY DECIDE NOT TO CHANGE THE MANAGEMENT OR BRAND OF THESE HOTELS AS A RESULT OF NEGOTIATIONS WITH PRIME OR FOR OTHER REASONS.

PRIME’S DEFAULT AND THE ACTIONS TAKEN BY HPT IN RESPONSE TO THIS DEFAULT MAY RESULT IN LITIGATION BETWEEN HPT AND PRIME. DISCOVERY DURING LITIGATION AND DECISIONS BY COURTS AND JURIES MAY CAUSE RESULTS WHICH ARE DIFFERENT FROM WHAT HPT NOW EXPECTS; AND LITIGATION MAY BE EXPENSIVE. FOR ALL OF THE FOREGOING REASONS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

Investor Relations: 888-HPT-0321